Exhibit 21

MasTec, Inc.

AFFILIATED ENTITIES

December 31, 2011

NORTH AMERICA

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

Globetec Construction, LLC (Florida)	(100% owned by MasTec North America, Inc.)

Direct Star TV LLC (NC)	(100% owned by MasTec North America, Inc.)
DS D4U, LLC (NC)	(100% owned by DirectStar TV LLC)
Funraisers PR, LLC (NC)	(100% owned by DirectStar TV LLC)

Three Phase Line Construction, Inc. (NH)	(100% owned by Three Phase Acquisition Corp.)
Three Phase Acquisition Corp. (NH)	(100% owned by MasTec, Inc.)

Power Partners MasTec LLC (NC)	(Sole member – MasTec North America, Inc.)

Pumpco, Inc. (TX)	(100% owned by MasTec North America, Inc.)

Nsoro MasTec, LLC (FL)	(Sole member – MasTec, Inc.)

Wanzek Construction, Inc. (ND)	(100% owned by MasTec North America, Inc.)

Precision Pipeline LLC (WI)	(100% owned by Precision Acquisition, LLC)
Precision Acquisition, LLC (WI)	(Sole member – MasTec, Inc.)

EC Source Services, LLC (FL)	(100% owned by MasTec, Inc.)
AT Power, Inc. (NV)	(100% owned by EC Source Services, LLC)
T & D Power, Inc. (NV)	(100% owned by EC Source Services, LLC)
Energy Environmental Group, Inc. (NV)	(100% owned by EC Source Services, LLC)
EC Source Aviation, LLC (NV)	(100% owned by EC Source Services, LLC)

1599522 Alberta Ltd. (Canadian)	100% owned by MasTec Cooperatief (UA) (NL)
Fabcor TargetCo Ltd. (Canadian)	(100% owned by 1599522 Alberta Ltd.)
Fabcor 2001, Inc. (Canadian)	(100% owned by Fabcor TargetCo Ltd.)
Fabcor Pipelines BC, Inc. (Canadian)	(100% owned by Fabcor TargetCo Ltd.)